ParkOhio Announces Strong Third Quarter 2024 Results

•Net sales of $418 million compared to $419 million in Q3 2023
•Gross margin of 17.3% improved 60 basis points year-over-year
•GAAP EPS from continuing operations improved to $1.02 per diluted share compared to $0.99 in Q3 2023
•Adjusted EPS from continuing operations was $1.07 per diluted share, up 8% vs. $0.99 in Q3 2023
•EBITDA, as defined was $39 million, 9.2% of net sales
•Significantly increased liquidity resulting from debt repayments of $23 million

CLEVELAND, OHIO, November 6, 2024 — Park-Ohio Holdings Corp. (NASDAQ: PKOH) today announced its results for the third quarter of 2024.

“We are pleased with the performance of our Company during the third quarter. While demand was stable overall, we continue to see challenges in some of our varied end markets. Regardless, we delivered improved profitability and additional progress towards our margin and debt reduction goals. We anticipate modest growth to return in the fourth quarter and into 2025, as well as continued progress on our debt reduction initiatives," said Matthew V. Crawford, Chairman and Chief Executive Officer.

THIRD QUARTER CONSOLIDATED RESULTS FROM CONTINUING OPERATIONS

In the third quarter of 2024, net sales from continuing operations were $417.6 million compared to $418.8 million in the 2023 period. Gross margin was 17.3%, an increase of 60 basis points compared to 16.7% in the 2023 third quarter. Income from continuing operations attributable to ParkOhio common shareholders in the third quarter of 2024 was $13.7 million, or $1.02 per diluted share, compared to $12.5 million, or $0.99 per diluted share in the third quarter of 2023. Excluding special non-recurring items, adjusted EPS from continuing operations was $1.07 per diluted share in the third quarter of 2024 compared to $0.99 per diluted share in the 2023 period, an increase of 8%. The year-over-year profit improvement was driven by strong sales and record operating margins in our Supply Technologies segment; higher sales and operating income in the capital equipment business included in our Engineered Products segment; and ongoing profit-improvement initiatives throughout the company. In addition, our net income in the third quarter of 2024 benefited from changes in estimates related to federal research and development credits which positively impacted our EPS by $0.18 per diluted share. EBITDA, as defined totaled $38.5 million, or 9.2% of net sales, in the 2024 third quarter. Please refer to the table that follows for a reconciliation of income from continuing operations to adjusted income from continuing operations and EBITDA, as defined.

THIRD QUARTER SEGMENT RESULTS FROM CONTINUING OPERATIONS
In our Supply Technologies segment, net sales in the third quarter of 2024 were $194.5 million compared to $192.8 million in the third quarter a year ago. In our supply chain business, continued strength in certain of our end markets, including aerospace and defense, consumer electronics, electrical distribution and medical equipment, offset lower year-over-year sales in our heavy-duty truck and power sports end markets. Strong customer demand continued in our fastener manufacturing business, with sales up 9% compared to the 2023 third quarter. Segment operating income increased $4.9 million, or 31%, to a record
-more-

$20.5 million in the third quarter of 2024 compared to $15.6 million in the third quarter of 2023. Operating income margin was a record 10.5% in the 2024 quarter, up 240 basis points from 8.1% in the 2023 third quarter, due primarily to an increase in sales of higher-margin products, strong operational execution, and continued strong demand in our fastener manufacturing business.

In our Assembly Components segment, net sales were $98.7 million compared to $108.4 million in the 2023 third quarter. Sales were lower year-over-year due primarily to lower product pricing on certain legacy programs and lower unit volumes primarily on end-of-life programs, partially offset by higher product pricing on certain other programs. Segment operating income in the 2024 third quarter was $6.1 million compared to $11.2 million in the 2023 third quarter and $6.9 million last quarter. On an adjusted basis, which excludes restructuring and other special charges, segment operating income was $6.6 million in the third quarter of 2024 compared to $11.2 million in the third quarter of 2023 and $6.9 million last quarter. The decrease in operating income and margin in the third quarter of 2024 compared to the 2023 third quarter was due to the lower product pricing and unit volumes, which were partially offset by profit enhancement initiatives in the 2024 period. On a sequential basis, adjusted operating income margin was 6.7% in both the second and third quarters of 2024, as higher pricing on certain programs in the third quarter 2024 offset lower volumes on certain programs compared to the second quarter of 2023.

In our Engineered Products segment, net sales were $124.4 million in the 2024 third quarter, an increase of 6% compared to $117.6 million in last year's third quarter. This increase was primarily driven by higher sales in Europe, which were up 32% year-over-year, and higher sales of aftermarket parts and services in North America, which were up 19% compared to the third quarter of 2023. New equipment backlog totaled $161 million at September 30, 2024 compared to $162 million at December 31, 2023. In our forged and machined products business, third quarter 2024 sales were down 23% compared to the same quarter a year ago. Segment operating income in the 2024 third quarter was $4.8 million compared to $7.1 million in the 2023 third quarter. On an adjusted basis, which excludes restructuring and other special charges, segment operating income was $5.2 million in the third quarter of 2024 compared to $7.1 million in the 2023 period. The lower profitability in the 2024 third quarter was driven by lower sales levels and operating margins in our forged and machined products business, which more than offset higher sales and profitability in our capital equipment business.

Please refer to the tables that follow for a reconciliation of segment operating income to adjusted segment operating income.

YEAR-TO-DATE CONSOLIDATED RESULTS FROM CONTINUING OPERATIONS

In the nine months ended September 30, 2024, net sales from continuing operations were $1,267.8 million compared to $1,270.4 million in the 2023 period. Gross margin was 17.1%, an increase of 80 basis points compared to 16.3% in the 2023 period. Income from continuing operations attributable to ParkOhio common shareholders in the nine months ended September 30, 2024 increased 35% to $36.6 million, or $2.81 per diluted share, compared to $27.1 million, or $2.19 per diluted share in the same period in 2023. Excluding special non-recurring items, adjusted EPS from continuing operations was $2.94 per diluted share in the 2024 period compared to $2.55 per diluted share in the 2023 period, an increase of 15%. EBITDA, as defined increased 10% and totaled $115.2 million during the nine-month period ended September 30, 2024, and EBITDA margins were up 90 basis points year-over-year to 9.1% of net sales. Please refer to the table that follows for a reconciliation of income from continuing operations to adjusted income from continuing operations and EBITDA, as defined.
LIQUIDITY AND CASH FLOWS

At September 30, 2024, our total liquidity was $194.4 million, which included cash and cash equivalents of $59.5 million and $134.9 million of unused borrowing capacity under our credit agreements and was an increase of 21% from June 30, 2024. During the third quarter of 2024, we made debt repayments of $23.3 million utilizing the majority of cash proceeds from the sale of our common stock, which totaled $24.7 million.

2024 OUTLOOK - CONTINUING OPERATIONS

For 2024, we now expect revenues to be 1%-2% above our record 2023 revenues, reflecting stable demand in most end markets and revenue growth in the fourth quarter of this year compared to a year ago. In addition, we now expect adjusted EPS to increase more than 10% year-over-year, and EBITDA, as defined to approximate $150 million, an increase of 12% compared to 2023.
CONFERENCE CALL

A conference call reviewing ParkOhio’s third quarter 2024 results will be broadcast live over the Internet on Thursday November 7, commencing at 10:00 am Eastern Time. Simply log on to http://www.pkoh.com. An investor presentation is available on the Company's website.

ParkOhio is a diversified international company providing world-class customers with a supply chain management outsourcing service, capital equipment used on their production lines, and manufactured components used to assemble their products. Headquartered in Cleveland, Ohio, ParkOhio operates approximately 130 manufacturing sites and supply chain logistics facilities worldwide, through three reportable segments: Supply Technologies, Assembly Components and Engineered Products.

This news release contains forward-looking statements, including statements regarding future performance of the Company, that are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: our ability to realize any contingent consideration from the sale of the Aluminum Products business; the impact supply chain and logistic issues have on our business, results of operations, financial position and liquidity; our substantial indebtedness; the uncertainty of the global economic environment; general business conditions and competitive factors, including pricing pressures and product innovation; demand for our products and services; the impact of labor disturbances affecting our customers; raw material availability and pricing; fluctuations in energy costs; component part availability and pricing; changes in our relationships with customers and suppliers; the financial condition of our customers, including the impact of any bankruptcies; our ability to successfully integrate recent and future acquisitions into existing operations; the amounts and timing, if any, of purchases of our common stock; changes in general economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions and changing government policies, laws and regulations, including those related to the current global uncertainties and crises, such as tariffs and surcharges; adverse impacts to us, our suppliers and customers from acts of terrorism or hostilities, including the conflicts between Russia and Ukraine and in the Middle East, or political unrest, including the rising tension between China and the United States; public health issues, including the outbreak of infectious diseases and any impact on our facilities and operations and our customers and suppliers; our ability to meet various covenants, including financial covenants, contained in the agreements governing our indebtedness; disruptions, uncertainties or volatility in the credit markets that may limit our access to capital; potential disruption due to a partial or complete reconfiguration of the European Union; increasingly stringent domestic and foreign governmental regulations, including those affecting the environment or import and export controls and other trade barriers; inherent uncertainties involved in assessing our potential liability for environmental remediation-related activities; the outcome of pending and future litigation and other claims and disputes with customers; our dependence on the automotive and heavy-duty truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending; our ability to negotiate contracts with labor unions; our dependence on key management; our dependence on information systems; our ability to continue to pay cash dividends, and the timing and amount of any such dividends; and the other factors we describe under "Item 1A. Risk Factors" included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by us that our plans and objectives will be achieved. The Company assumes no obligation to update the information in this release.

CONTACT:	MATTHEW V. CRAWFORD
PARK-OHIO HOLDINGS CORP.
(440) 947-2000

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(In millions, except per share data)
Net sales	$417.6	$418.8	$1,267.8	$1,270.4
Cost of sales	345.3	348.8	1,050.9	1,063.1
Selling, general and administrative expenses	47.8	43.0	142.3	135.1
Restructuring, acquisition-related and other special charges	0.9	—	2.4	6.6
Gains on sales of assets	—	—	—	(0.8)
Operating income	23.6	27.0	72.2	66.4
Other components of pension and other postretirement benefits income, net	1.1	0.6	3.8	1.9
Interest expense, net	(12.1)	(11.6)	(36.0)	(33.4)
Income from continuing operations before income taxes	12.6	16.0	40.0	34.9
Income tax benefit (expense)	0.6	(3.8)	(5.3)	(8.5)
Income from continuing operations	13.2	12.2	34.7	26.4
Loss attributable to noncontrolling interests	0.5	0.3	1.9	0.7
Income from continuing operations attributable to Park-Ohio Holdings Corp. common shareholders	13.7	12.5	36.6	27.1
Loss from discontinued operations, net of tax	(3.9)	(1.4)	(5.3)	(4.8)
Net income attributable to Park-Ohio Holdings Corp. common shareholders	$9.8	$11.1	$31.3	$22.3

Income (loss) per common share attributable to Park-Ohio Holdings Corp. common shareholders:
Basic:
Continuing operations	$1.05	$1.01	$2.88	$2.22
Discontinued operations	(0.30)	(0.11)	(0.42)	(0.39)
Total	$0.75	$0.90	$2.46	$1.83
Diluted:
Continuing operations	$1.02	$0.99	$2.81	$2.19
Discontinued operations	(0.29)	(0.11)	(0.41)	(0.39)
Total	$0.73	$0.88	$2.40	$1.80
Weighted-average shares used to compute income (loss) per share:
Basic	13.1	12.4	12.7	12.2
Diluted	13.4	12.6	13.0	12.4

Dividends per common share	$0.125	$0.125	$0.375	$0.375

Other financial data:
EBITDA, as defined	$38.5	$38.5	$115.2	$104.8

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

Adjusted earnings from continuing operations is a non-GAAP financial measure that the Company is providing in this press release. Adjusted earnings from continuing operations is income from continuing operations calculated in accordance with generally accepted accounting principles ("GAAP"), adjusted for special items. The Company presents this non-GAAP financial measure because management uses adjusted earnings from continuing operations to compare its operating performance on a consistent basis over multiple periods because they remove the impact of certain significant noncash credits or charges and certain infrequent items impacting net income. Adjusted earnings is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, income from continuing operations calculated in accordance with GAAP. Adjusted income from continuing operations herein may not be comparable to similarly titled measures of other companies. The following table reconciles income from continuing operations to adjusted earnings from continuing operations:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS
	(In millions, except for earnings per share (EPS))
Income from continuing operations attributable to Park-Ohio Holdings Corp. common shareholders	$13.7	$1.02	$12.5	$0.99	$36.6	$2.81	$27.1	$2.19
Adjustments:
Restructuring and other special charges	0.9	0.07	—	—	2.1	0.16	6.5	0.52
Acquisition-related expenses	—	—	—	—	0.3	0.02	0.1	0.01
Gains on sales of assets	—	—	—	—	—	—	(0.8)	(0.06)
Tax effect of above adjustments	(0.3)	(0.02)	—	—	(0.7)	(0.05)	(1.3)	(0.11)
Non-controlling interest impact	—	—	—	—	(0.1)	—	—	—
Adjusted earnings	$14.3	$1.07	$12.5	$0.99	$38.2	$2.94	$31.6	$2.55

The following table shows the impact of these adjustments on our segment results (continuing operations):

	Cost of Sales	SG&A	Total	Cost of Sales	SG&A	Total
	(In millions)
	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023
Supply Technologies	$—	$—	$—	$—	$—	$—
Assembly Components	—	0.5	0.5	—	—	—
Engineered Products	—	0.4	0.4	—	—	—
Corporate	—	—	—	—	—	—
Total continuing operations	$—	$0.9	$0.9	$—	$—	$—

	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
Supply Technologies	$—	$0.2	$0.2	$—	$0.2	$0.2
Assembly Components	—	0.5	0.5	1.5	—	1.5
Engineered Products	—	1.7	1.7	0.2	4.7	4.9
Corporate	—	—	—	—	—	—
Total continuing operations	$—	$2.4	$2.4	$1.7	$4.9	$6.6

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

EBITDA, as defined is a non-GAAP financial measure that the Company is providing in this press release. EBITDA, as defined reflects net income attributable to Park-Ohio Holdings Corp. common shareholders before interest expense, income taxes, depreciation and amortization, and also excludes certain charges and corporate-level expenses as defined in the Company's current revolving credit facility. The Company presents this non-GAAP financial measure because management uses EBITDA, as defined to assess the Company's performance and to calculate its debt service coverage ratio under its current revolving credit facility. EBITDA, as defined is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income or cash flow information calculated in accordance with GAAP. EBITDA, as defined herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to EBITDA, as defined:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(In millions)
Income from continuing operations attributable to Park-Ohio Holdings Corp. common shareholders	$13.7	$12.5	$36.6	$27.1
Add back:
Interest expense, net	12.1	12.6	36.0	35.9
Income tax expense	—	3.0	5.3	6.3
Depreciation and amortization	8.5	7.9	25.2	23.4
Stock-based compensation expense	1.4	1.6	4.1	4.9
Restructuring, business optimization and other costs	0.9	—	1.1	6.5
Acquisition-related expenses	—	—	0.3	0.1
EBITDA loss attributable to Designated Subsidiary	1.9	1.2	6.5	2.0
Other	—	(0.3)	0.1	(1.4)
EBITDA, as defined	$38.5	$38.5	$115.2	$104.8

Note: Nine months ended may not equal the sum of quarterly amounts due to defined calculation within Park-Ohio Industries, Inc. Seventh Amended and Restated Credit Agreement.

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Balance Sheets

	(Unaudited)
	September 30, 2024	December 31, 2023
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$59.5	$54.8
Accounts receivable, net	276.5	263.3
Inventories, net	430.8	411.1
Other current assets	119.2	95.2
Total current assets	886.0	824.4
Property, plant and equipment, net	187.9	184.9
Operating lease right-of-use assets	43.4	44.7
Goodwill	115.7	110.2
Intangible assets, net	74.4	73.3
Other long-term assets	99.2	103.2
Total assets	$1,406.6	$1,340.7
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$202.1	$204.0
Current portion of long-term debt and short-term debt	10.2	9.4
Current portion of operating lease liabilities	11.6	10.6
Accrued expenses and other	137.4	139.6
Total current liabilities	361.3	363.6
Long-term liabilities, less current portion:
Long-term debt	651.1	633.4
Long-term operating lease liabilities	32.1	34.4
Other long-term liabilities	19.1	19.4
Total long-term liabilities	702.3	687.2
Park-Ohio Holdings Corp. and Subsidiaries shareholders' equity	335.9	280.4
Noncontrolling interests	7.1	9.5
Total equity	343.0	289.9
Total liabilities and shareholders' equity	$1,406.6	$1,340.7

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2024	2023
	(In millions)
OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Income from continuing operations	$34.7	$26.4
Adjustments to reconcile income from continuing operations to net cash provided by operating activities from continuing operations:
Depreciation and amortization	25.2	23.4
Stock-based compensation expense	4.1	4.9
Gain on sale of assets	—	(0.8)

Changes in operating assets and liabilities:
Accounts receivable	(7.9)	(20.2)
Inventories	(13.9)	2.5
Prepaid and other current assets	(19.1)	(30.8)
Accounts payable and accrued expenses	(9.6)	14.2
Other	(4.9)	4.7
Net cash provided by operating activities from continuing operations	8.6	24.3
INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Purchases of property, plant and equipment	(22.3)	(20.8)
Proceeds from sales of assets	—	2.0
Business acquisitions, net of cash acquired	(11.0)	(1.2)
Net cash used in investing activities from continuing operations	(33.3)	(20.0)
FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Proceeds from revolving credit facility, net	18.7	1.4
Proceeds from other debt, net	1.4	3.7
(Payments on) proceeds from finance lease facilities, net	(1.7)	0.3
Net proceeds from common stock issuances	24.7	—
Payments related to prior acquisitions	(2.2)	(2.1)
Dividends	(5.4)	(4.9)
Payments of withholding taxes on share awards	(2.4)	(1.9)
Net cash provided by (used in) financing activities from continuing operations	33.1	(3.5)
DISCONTINUED OPERATIONS:
Total used by operating activities	(4.1)	(3.4)
Total used by investing activities	—	(2.0)
Total used by financing activities	—	(1.9)
Decrease in cash and cash equivalents from discontinued operations	(4.1)	(7.3)
Effect of exchange rate changes on cash	0.4	(0.5)
Increase (decrease) in cash and cash equivalents	4.7	(7.0)
Cash and cash equivalents at beginning of period	54.8	58.2
Cash and cash equivalents at end of period	$59.5	$51.2
Interest paid	$29.9	$29.6
Income taxes paid	$8.5	$7.1

Park-Ohio Holdings Corp. and Subsidiaries
Business Segment Information (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(In millions)
NET SALES OF CONTINUING OPERATIONS:
Supply Technologies	$194.5	$192.8	$594.0	$585.9
Assembly Components	98.7	108.4	309.0	330.8
Engineered Products	124.4	117.6	364.8	353.7
	$417.6	$418.8	$1,267.8	$1,270.4

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES:
Supply Technologies	$20.5	$15.6	$59.0	$45.0
Assembly Components	6.1	11.2	21.6	26.9
Engineered Products	4.8	7.1	14.6	15.3
Total segment operating income	31.4	33.9	95.2	87.2
Corporate costs	(7.8)	(6.9)	(23.0)	(21.6)
Gains on sales of assets	—	—	—	0.8
Operating income	23.6	27.0	72.2	66.4
Other components of pension and other postretirement benefits income, net	1.1	0.6	3.8	1.9
Interest expense, net	(12.1)	(11.6)	(36.0)	(33.4)
Income from continuing operations before income taxes	$12.6	$16.0	$40.0	$34.9

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

Adjusted segment operating income (loss) is a non-GAAP financial measure that the Company is providing in this press release. Adjusted segment operating income (loss) is calculated as segment operating income (loss) plus adjustments for plant closure and consolidation, severance and other. The Company presents this non-GAAP financial measure because the business segments have incurred significant restructuring and related expenses during the year-to-date periods. Adjusted segment operating income (loss) is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, earnings in accordance with GAAP. Adjusted segment operating income (loss) herein may not be comparable to similarly titled measures of other companies. The following table reconciles adjusted segment operating income (loss) to segment operating income (loss):

	Three Months Ended September 30,
	2024			2023
	(In millions)
	As reported	Adjustments	As adjusted	As reported	Adjustments	As adjusted
Supply Technologies	$20.5	$—	$20.5	$15.6	$—	$15.6
Assembly Components	6.1	0.5	6.6	11.2	—	11.2
Engineered Products	4.8	0.4	5.2	7.1	—	7.1
Corporate	(7.8)	—	(7.8)	(6.9)	—	(6.9)
Operating income - continuing operations	$23.6	$0.9	$24.5	$27.0	$—	$27.0

	Nine Months Ended September 30,
	2024			2023
	(In millions)
	As reported	Adjustments	As adjusted	As reported	Adjustments	As adjusted
Supply Technologies	$59.0	$0.2	$59.2	$45.0	$0.2	$45.2
Assembly Components	21.6	0.5	22.1	26.9	1.5	28.4
Engineered Products	14.6	1.7	16.3	15.3	4.9	20.2
Corporate	(23.0)	—	(23.0)	(21.6)	—	(21.6)
Gain on sale of assets	—	—	—	0.8	(0.8)	—
Operating income - continuing operations	$72.2	$2.4	$74.6	$66.4	$5.8	$72.2

	Three Months Ended June 30,
	2024
	(In millions)
	As reported	Adjustments	As adjusted
Assembly Components	$6.9	$—	$6.9

Note: Amounts above include non-controlling interest impact.